EXHIBIT 99. 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of common stock of Threshold Pharmaceuticals, Inc. is, and any amendment thereto (collectively, the “Schedule 13G”) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: February 10, 2006

/s/ Pasquale DeAngelis
Pasquale DeAngelis, as a member of ProQuest Associates II LLC and on behalf of ProQuest Investments II, L.P. and ProQuest Investments II Advisors Fund, L.P.

*
Jay Moorin, individually

*
Alain Schreiber, individually

*By:	/s/ Pasquale DeAngelis
Pasquale DeAngelis, Attorney-in-Fact Power of attorney filed as an exhibit to the Schedule 13G